Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT SECOND

QUARTER 2005 RESULTS

August 11, 2005 – Eagan, Minnesota — Norcraft Holdings, L.P. and Norcraft Companies, L.P. today reported financial results for the second quarter ended June 30, 2005. The financial results for Norcraft Holdings include the accounts of its wholly-owned subsidiary, Norcraft Companies. Other than Norcraft Holdings’ obligations under its $118.0 million 9¾% senior discount notes, including related deferred issuance costs and associated accrued liabilities and related interest expense, net of taxes, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft Companies.

FINANCIAL RESULTS

Second Quarter of Fiscal 2005 Compared with Second Quarter of Fiscal 2004

Net sales increased $16.0 million, or 18.2%, from $88.1 million for the second quarter of 2004 compared to $104.1 million for the same quarter of 2005. Income from operations increased by $0.5 million, or 3.5%, from $14.1 million for the second quarter of 2004 compared to $14.6 million for the same quarter of 2005. Net income for Norcraft Holdings decreased $1.6 million, from $9.5 million for the second quarter of 2004 to $7.9 million in the same quarter of 2005. Net income for Norcraft Companies increased $0.5 million, from $9.5 million for the second quarter of 2004 to $10.0 million for the same quarter of 2005.

EBITDA (as defined in the table below) was $16.9 million for the second quarter of 2004 compared to $18.0 million for the same quarter of 2005.

“Sales growth has continued strong through the quarter. Also, while we have stabilized our gross margins, more work is still needed to return to historic levels,” commented President and CEO, Mark Buller. “We continue to experience some production inefficiencies related to our continued ramp-up to meet market demand, but we persist in our efforts to respond to this factor.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Friday, August 12, 2005 at 10:00 a.m. Eastern Time. To participate, dial 800-473-7796 and use the pass code 43477127. A telephonic replay will be available by calling 800-252-6030 and using pass code 43477127.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

-Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	June 30, 2005	December 31, 2004	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash	$357	$823	$357	$823
Trade accounts receivable, net	37,672	33,056	37,672	33,056
Inventories	24,515	21,886	24,515	21,886
Prepaid expenses	1,264	1,497	1,264	1,497

Total current assets	63,808	57,262	63,808	57,262

Property, plant and equipment, net	35,762	34,959	35,762	34,959

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	59,431	61,664	59,431	61,664
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	11,162	12,523	7,929	9,116
Display cabinets, net	7,160	6,034	7,160	6,034
Deposits	91	91	91	91

Total other assets	275,303	277,771	272,070	274,364

Total assets	$374,873	$369,992	$371,640	$366,585

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—
Book overdrafts payable	1,525	—	1,525	—
Accounts payable	11,306	7,299	11,306	7,299
Accrued expenses	20,393	19,888	20,393	19,888
Members’ distribution payable	330	—	330	—

Total current liabilities	33,534	27,187	33,554	27,187

Long-term debt	253,311	263,752	166,000	180,500

Total liabilities	286,845	290,939	199,554	207,687

Commitments and contingencies

Equity and mezzanine equity	88,008	79,053	172,086	158,898

Total liabilities and members’ equity	$374,873	$369,992	$371,640	$366,585

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net sales	$104,087	$88,090	$196,041	$156,683

Cost of sales	72,840	58,832	135,942	104,626

Gross profit	31,247	29,258	60,099	52,057

Selling, general and administrative expenses	16,685	15,189	31,719	28,511

Income from operations	14,562	14,069	28,380	23,546

Other expense (income):
Interest expense	5,893	4,039	11,784	7,977
Amortization of deferred financing costs	673	616	1,361	1,244
Other, net	112	(85)	112	(89)

	6,678	4,570	13,257	9,132

Net income	$7,884	$9,499	$15,123	$14,414

	Norcraft Companies, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net sales	$104,087	$88,090	$196,041	$156,683

Cost of sales	72,840	58,832	135,942	104,626

Gross profit	31,247	29,258	60,099	52,057

Selling, general and administrative expenses	16,685	15,189	31,719	28,511

Income from operations	14,562	14,069	28,380	23,546

Other expense (income):
Interest expense	3,832	4,039	7,725	7,977
Amortization of deferred financing costs	585	616	1,187	1,244
Other, net	112	(85)	112	(89)

	4,529	4,570	9,024	9,132

Net income	$10,033	$9,499	$19,356	$14,414

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies L.P.
	Six Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$15,123	$14,414	$19,356	$14,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	2,430	2,012	2,430	2,012
Amortization:
Customer relationships	2,233	2,233	2,233	2,233
Deferred financing costs	1,361	1,244	1,187	1,244
Display cabinets	1,945	1,359	1,945	1,359
Provision for uncollectible accounts receivable	298	381	298	381
Provision for obsolete and excess inventory	132	(10)	132	(10)
Provision for warranty claims	2,102	1,373	2,102	1,373
Accreted interest borrowings on senior notes	4,059	—	—	—
Stock compensation expense	127	—	127	—
Loss (gain) on sale of equipment	81	(3)	81	(3)
Change in operating assets and liabilities:
Accounts receivable	(4,916)	(11,778)	(4,916)	(11,778)
Inventories	(2,455)	(5,403)	(2,455)	(5,403)
Prepaid expenses	(9)	169	(9)	169
Other assets	1	16	1	16
Accounts payable and accrued liabilities	822	(2,537)	822	(2,537)

Net cash provided by operating activities	23,334	3,470	23,334	3,470
Cash flows from investing activities:
Proceeds from sale of property and equipment	16	13	16	13
Purchase of property, plant and equipment	(3,330)	(3,614)	(3,330)	(3,614)
Purchase of display cabinets	(3,071)	(3,231)	(3,071)	(3,231)

Net cash used in investing activities	(6,385)	(6,832)	(6,385)	(6,832)
Cash flows from financing activities:
Payments on term loan	(14,500)	(2,500)	(14,500)	(2,500)
Book overdrafts payable	1,525	1,254	1,525	1,254
Proceeds from issuance of member interests	35	3,027	35	3,027
Repurchase of members’ interests	(290)	—	(290)
Tax distributions to members	(4,068)	(580)	(4,068)	(580)

Net cash (used in) provided by financing activities	(17,298)	1,201	(17,298)	1,201
Effect of exchange rates on cash	(117)	(101)	(117)	(101)

Net decrease in cash	(466)	(2,262)	(466)	(2,262)
Cash, beginning of the period	823	2,583	823	2,583

Cash, end of period	$357	$321	$357	$321

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$7,675	$8,360	$7,675	$8,360

Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$330	$580	$330	$580

Member interest repurchase declared but not paid	$1,598	$—	$1,598	$—

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

	Norcraft Holdings, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,		June TTM
	2005	2004	2005	2004	2005
Net income	$7,884	$9,499	$15,123	$14,414	$23,836	(1)
Interest expense, net	5,893	4,039	11,784	7,977	22,622
Depreciation	1,240	997	2,430	2,012	4,696
Amortization of deferred financing costs	673	616	1,361	1,244	2,831
Amortization of customer relationships	1,117	1,117	2,233	2,233	4,467
Display cabinet amortization	1,035	742	1,945	1,359	3,765
State Taxes	112	(85)	112	(89)	143

EBITDA	$17,954	$16,925	$34,988	$29,150	$62,360

	Norcraft Companies, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,		June TTM
	2005	2004	2005	2004	2005
Net income	$10,033	$9,499	$19,356	$14,414	$31,112	(1)
Interest expense, net	3,832	4,039	7,725	7,977	15,645
Depreciation	1,240	997	2,430	2,012	4,696
Amortization of deferred financing costs	585	616	1,187	1,244	2,532
Amortization of customer relationships	1,117	1,117	2,233	2,233	4,467
Display cabinet amortization	1,035	742	1,945	1,359	3,765
State Taxes	112	(85)	112	(89)	143

EBITDA	$17,954	$16,925	$34,988	$29,150	$62,360

1)	Net income during the six months ended June 30, 2005 includes an adjustment related to our change in vacation policy which reduced expense by $1,704.